 WARRANT SURRENDER AGREEMENT entered into as of the 14thday of September, 2009, by and among the undersigned (the “Surrendering Warrantholders”) and Ivany Mining, Inc., a Delaware corporation (the “Company”).

WHEREAS the Surrendering Warrantholders purchased shares and warrants in the Company, a Delaware corporation (the “Company”) in March, 2008 (the “2008 Financing”),

WHEREAS the terms of the warrants purchased by the Surrendering Warrantholders (the “2008 Warrants”) provide, among other things, that subsequent sales of stock at a price below the exercise price of the Warrants causes the number of shares to be issued upon the exercise of the Warrants to increase and the exercise price to decrease,

WHEREAS the Company beginning in June 2009 issued additional shares at a price below the original exercise price of the 2008 Warrants (the “2009 Financing”),

WHEREAS this new issuance has caused the number of shares to be issued upon the exercise of the 2008 Warrants to increase and the exercise price of the 2008 Warrants to decrease,

WHEREAS the Company believes that the dilution resulting from said increase in the number of shares to be issued upon the exercise of the 2008 Warrants will limit the Company’s financial flexibility,

WHEREAS the undersigned Surrendering Warrantholders desire to accommodate the Company’s desire to maintain financial flexibility by reducing the number of shares that they are entitled to receive upon the exercise of their respective 2008 Warrants by surrendering a portion of their 2008 Warrants, and by increasing the exercise price of their 2008 Warrants,

WHEREAS the undersigned Surrendering Warrantholders wish to receive fair compensation for said reduction, and

WHEREAS the Company, by unanimous consent of its Board of Directors, believes that extending the expiration date of the 2008 Warrants owned by the Surrendering Warrantholders that are not surrendered is fair consideration for said reduction and is in the best interests of the Company,

THEREFORE it is agreed,

SECTION 1. Surrender of a Portion of the 2008 Warrants. Each of the Surrendering Warrantholders hereby surrenders to the Company for cancellation a portion of the 2008 Warrants that that holder held immediately before executing this Agreement. The following table sets forth the number of shares that each of the undersigned will be entitled to receive upon exercise of all of his, her, or its respective 2008 Warrants immediately following the execution of this Agreement by such holders:

Participant in 2008 Financing	Number of Shares That Can Be Purchased Upon Exercise Of 2008 Warrants Not Surrendered Upon Executing This Agreement
Arclight Capital LLC	5,000,000
Spectra Capital Management LLC	5,000,000
Geld Art	500,000
John Mignacca	500,000
William Anderson	357,143
Frank Cantore	300,000
Luigi Tescolin	254,900
Anna Giglio	250,000
Claude Hambel	147,570
Mario Discepola	100,000
Christian Radu	90,000
Gregory Karamanion	90,000
Yvon Gelinas	50,000

SECTION 2. Increase of Exercise Price of Warrants. The exercise price of the 2008 Warrants owned by the Surrendering Warrantholders and not surrendered pursuant to Section 1 shall be increased to $0.10.

SECTION 3. Extension of the 2008 Warrant Expiration Date. The expiration date of the 2008 Warrants owned by the Surrendering Warrantholders and not surrendered pursuant to Section 1 shall be extended to the later of (a) the expiration date of the warrants (the “2009 Warrants”) issued in the financing reported by the Company on its Form 8-K filed with the SEC dated July 10, 2009, as such expiration date may be modified from time to time, and (b) July 10, 2012. Any exchange of the 2009 Warrants for any other security convertible into shares or other interests in the company, or any series of transactions that has such effect, shall be considered a modification of the expiration date of the warrants for purposes of this Section 3.

SECTION 4. No Other Changes. All other terms of the 2008 Warrants owned by the Surrendering Warrantholders not surrendered pursuant to Section 1 shall remain in force, including, without limitation, the provisions for the adjustment of the strike price of and number of shares to be issued upon the exercise of the 2008 Warrants should a “Dilutive Issuance” (as defined in the 2008 Warrants) occur after the date of this Agreement.

SECTION 5. Representations and Warranties of the Surrendering Warrantholders. Each of the Surrendering Warrantholders hereby represents and warrants that:

(a) He, she, or it owns all of the 2008 Warrants issued to him, her, or it in the 2008 Financing,

(b) He, she, or it has not exercised any warrants, including his, her, or its respective 2008 Warrants, to purchase stock of the Company,

(c) He, she, or it has had sufficient time to evaluate this agreement and to consult his, her, or its financial and legal advisors if desired, and

(d) He, she, or it has the necessary power and capacity to purchase the shares, and this Agreement constitutes a legal, valid and binding obligation, enforceable against him, her, or it in accordance with its terms.

SECTION 6. Representations and Warranties of the Company. The Company hereby represents and warrants that:

(a) Since the closing of the 2008 Financing, no warrants to purchase stock in the Company have been exercised,

(b) Since the closing of the 2008 Financing, the company has not issued any stock or other securities that would have cause the exercise price or the number of shares to be issued upon the exercise of the 2008 Warrants to change, except the issuance of securities in the 2009 Financing,

(c) The Board of Directors of the Company has unanimously determined, after due deliberation, that the transactions contemplated in this Agreement will benefit the Corporation, and has unanimously consented to this Agreement,

(d) The Company has the necessary power and capacity to engage in the transactions contemplated in this Agreement, and this Agreement constitutes a legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 7. Covenant of the Company. The Company covenants to notify each of the undersigned Surrendering Warrantholders, and their respective heirs, administrators, executors, successors, and assigns, promptly upon

(a) the issuance after the date of this Agreement of (i) any stock by the Company, including any stock issued upon the exercise of warrants, or (ii) the issuance of any security that would cause the adjustment to the then exercise price of, or the number of shares to be issued upon the exercise of, the 2008 Warrants not surrendered pursuant to Section 1 of this Agreement or

(b) any transaction that would cause an extension of the expiration date of any 2008 Warrants pursuant to Section 3 of this Agreement.

Such notice shall state the number of shares or other securities so issued, the price at which such stock or other security was issued by the Company, and any other terms of such issuance necessary for to calculate the exercise price of, or the number of shares to be issued upon the exercise of, the 2008 Warrants following such issuance.

SECTION 8. Clarification of Warrant Adjustment Terms Upon a Dilutive Issuance. The Company acknowledges and agrees that the exercise by any person, after the date of this agreement, of any warrants to acquire stock at a price below the exercise price of the 2008 Warrants in effect at the time of such exercise will, without limitation, constitute a “Dilutive Issuance” as that term is defined in the 2008 Warrants, without regard to the date on which the warrants so exercised were originally issued.

SECTION 9. Notices. Any notice or other communication given under this Agreement shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to each Surrendering Warrantholder at his, her, or its address on file with the Company. Notices shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

SECTION 10. Further Actions. The parties agree to execute and deliver all such further documents, agreements and instruments reasonably requested and take such other and further reasonable action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

SECTION 11. Amendment, Restatement, and Waiver. This Agreement may be amended or restated, and any waiver of any of the provisions of this Agreement shall be effective, only if made in writing.

SECTION 12. Successors, Assigns, etc. This Agreement shall bind the parties to this Agreement and their respective heirs, administrators, executors, successors, and assigns.

SECTION 13. Choice of Law. This Agreement shall be governed by the laws of the State of Nevada, without regard to the conflict of laws provisions thereof.

SECTION 14. Counterparts. This Agreement may be executed by the parties hereto in one or more counterparts, and will be binding upon all Surrendering Warrantholders who execute this Agreement even if other holders of 2008 Warrants listed below do not execute this Agreement.

IVANY MINING, INC.

By: /s/ Derek Ivany
Derek Ivany, Chief Executive Officer

ARCLIGHT CAPITAL LLC

By: /s/ Andrew Burton
Andrew Burton, Managing Member

SPECTRA CAPITAL MANAGEMENT LLC

By:  /s/ Andrew Burton
Andrew Burton, Senior Managing Director

_______________________________
Yvon Gelinas

_______________________________
Mario Discepola

_______________________________
Luigi Tescolin

_______________________________
John Mignacca

_______________________________
Gregory Karamanion

_______________________________
Frank Cantore

_______________________________
Claude Hambel

_______________________________
Anna Giglio

_______________________________
Christian Radu

_______________________________
Geld Art

_______________________________
William Anderson